United States
Securities And Exchange Commission
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2007
First Busey Corporation
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-15959 (Commission File Number)	37-1078406 (I.R.S. Employer Identification No.)
201 W. Main St.
Urbana, IL 61801
(Address of principal executive offices) (Zip code)
(217) 365-4513
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
     Effective January 30, 2007, the Registrant’s Board of Directors approved the fiscal year 2007 compensation to executive officers in the following amounts set forth below opposite the name of such officer:

Officer	2007 Cash Compensation

Barbara J. Harrington	$160,000
David D. Mills	$185,000
Douglas C. Mills	$225,000
Lee H. O’Neill	$220,000
Edwin A. Scharlau	$180,000
     Effective January 30, 2007, this Registrant’s Board of Directors approved 2006 cash bonus payments to executive officers in the following amounts set forth below opposite the name of such officer:

Officer	Cash Bonus Payment

Barbara J. Harrington	$22,325
David D. Mills	$51,875
Douglas C. Mills	$100,000
Lee H. O’Neill	$31,000
Edwin A. Scharlau	$33,750
     The foregoing includes cash payments made pursuant to the Registrant’s Management and Associate Dividend Program, based on the fiscal year 2006 earnings per share goal determined by the Compensation Committee at the beginning of 2006 and achieved by the Registrant.
Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2007	First Busey Corporation
	By:	/s/ Barbara J. Harrington
		Name:	Barbara J. Harrington
		Title:	Chief Financial Officer

Exhibit Index
     Not Applicable.